                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]



Check the appropriate line:
[ ] Preliminary Proxy Statement             [ ] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Material
[ ] Soliciting Material pursuant to Rule
    14a-11(c) or Rule 14a-12


                                 REVLON, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):


[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement Number:

(3) Filing Party:

(4) Date Filed:

                                 REVLON, INC.
                              625 MADISON AVENUE
                            NEW YORK, NEW YORK 10022







                                        April 3, 2000


Dear Stockholder:


     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Revlon, Inc., which will be held at 9:00 a.m., local time, on Thursday, May 4, 2000, at Revlon's Research Center, 2121 Route 27, Edison, New Jersey 08818. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.


     While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the matters to be considered at the Annual Meeting even if you are unable to attend. If you desire to vote in accordance with management's recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope. In either case, you should return the proxy as soon as conveniently possible. This will not limit your right to attend the Annual Meeting and vote your shares in person.




                                        Sincerely yours,



                                        Jeffrey M. Nugent
                                        President and Chief Executive Officer

                                 REVLON, INC.
                              625 MADISON AVENUE
                            NEW YORK, NEW YORK 10022


                               ----------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of
Revlon, Inc.


     Notice is hereby given that the Annual Meeting of Stockholders of Revlon, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Thursday, May 4, 2000, at the Company's Research Center, 2121 Route 27, Edison, New Jersey 08818, for the following purposes:


     1. To elect the following persons as members of the Board of Directors of the Company to serve until the next Annual Meeting and until such directors' successors are elected and shall have qualified: Ronald O. Perelman, Donald G. Drapkin, Meyer Feldberg, Howard Gittis, Vernon E. Jordan, Edward J. Landau, Jerry W. Levin, Jeffrey M. Nugent, Linda Gosden Robinson, Terry Semel and Martha Stewart.

     2. To consider and approve the Revlon, Inc. Amended and Restated Executive Bonus Plan.

     3. To ratify the selection of KPMG LLP as the Company's independent auditors for 2000.

     4. To transact such other business as may properly come before the Annual Meeting.

     A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 8, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. For at least ten days prior to the Annual Meeting and also at the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection during normal business hours at the Company's Research Center, 2121 Route 27, Edison, New Jersey 08818. Such list will also be available for at least ten days prior to the Annual Meeting for such inspection at the offices of the Company's Secretary at 625 Madison Avenue, 16th Floor, New York, New York 10022.

     To ensure that your vote will be counted, please complete, date, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Annual Meeting.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Robert K. Kretzman
                                        Senior Vice President, General Counsel
                                        and Secretary


April 3, 2000


          PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND
       RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE
          THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                                  REVLON, INC.

                            ---------------------
                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 4, 2000
                             ---------------------

     This proxy statement is being furnished by and on behalf of the Board of Directors of Revlon, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, May 4, 2000, at the Company's Research Center, 2121 Route 27, Edison, New Jersey 08818, and at any adjournments thereof. This proxy statement and the enclosed proxy card, Notice of Annual Meeting of Stockholders and Annual Report for the year ended December 31, 1999 are first being sent to stockholders on or about April 3, 2000. The Annual Report does not form any part of the material for the solicitation of proxies.

     At the Annual Meeting, stockholders will be asked to (1) elect the following persons as directors of the Company until the Company's next Annual Meeting and until such directors' successors are elected and shall have qualified: Ronald O. Perelman, Donald G. Drapkin, Meyer Feldberg, Howard Gittis, Vernon E. Jordan, Edward J. Landau, Jerry W. Levin, Jeffrey M. Nugent, Linda Gosden Robinson, Terry Semel and Martha Stewart; (2) consider and approve the Revlon, Inc. Amended and Restated Executive Bonus Plan (the "Amended Bonus Plan"); (3) ratify the selection of KPMG LLP as the Company's independent auditors for 2000; and (4) take such other action as may properly come before the Annual Meeting or any adjournments thereof.

     The principal executive offices of the Company are located at 625 Madison Avenue, New York, New York 10022 and the telephone number is (212) 527-4000.


SOLICITATION AND VOTING OF PROXIES; REVOCATION

     All proxies duly executed and received by the Company, unless such proxies have been previously revoked, will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR
(1) the election to the Board of Directors of each of the eleven nominees identified in this Proxy Statement; (2) approval of the Amended Bonus Plan; and
(3) the ratification of the selection of KPMG LLP as the Company's independent auditors for 2000. The Company has no knowledge of any other matters to be brought before the meeting. The deadline for receipt by the Secretary of the Company of stockholder proposals for inclusion in the proxy materials for presentation at the Annual Meeting was November 12, 1999 and no proposals were received. However, if any other matters are properly presented before the Annual Meeting for action, in the absence of other instructions it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters. (See "Stockholder Proposals.")

     The submission of a signed proxy will not affect a stockholder's right to attend, or to vote in person at, the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at 625 Madison Avenue, 16th Floor, New York, New York 10022, Attention: Secretary, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

     THE ACCOMPANYING FORM OF PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Solicitation of proxies may be made by mail and also may be made by personal interview, telephone and facsimile transmission and by directors, officers and employees of the Company without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses incurred in handling proxy materials for beneficial owners.


RECORD DATE; VOTING RIGHTS

     Only holders of record of shares of the Company's Class A common stock, par value $.01 per share ("Class A Common Stock"), and Class B common stock, par value $.01 per share ("Class B Common

Stock" and, together with the Class A Common Stock, the "Common Stock"), at the close of business on March 8, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were issued and outstanding 19,992,837 shares of Class A Common Stock, each of which is entitled to one vote, and 31,250,000 shares of Class B Common Stock, each of which is entitled to ten votes. Of that total, 11,250,000 shares of Class A Common Stock (or approximately 56.3% of the outstanding shares of Class A Common Stock) and all of the shares of Class B Common Stock, which together represent approximately 97.4% of the combined voting power of the outstanding shares of Common Stock, are beneficially owned by MacAndrews & Forbes Holdings Inc. ("MacAndrews Holdings"), a corporation wholly owned indirectly through Mafco Holdings Inc. ("Mafco Holdings" and, collectively with MacAndrews Holdings, "MacAndrews & Forbes") by Ronald O. Perelman, Chairman of the Board of Directors of the Company. The presence in person or by duly executed proxy of the holders of a majority in total number of votes of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. MacAndrews & Forbes has informed the Company that it will vote FOR
(1) the election to the Board of Directors of each of the eleven nominees identified in this Proxy Statement; (2) approval of the Amended Bonus Plan; and
(3) the ratification of the selection of KPMG LLP as the Company's independent auditors for 2000. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt each of the proposals to be considered at the Annual Meeting.


                             ELECTION OF DIRECTORS

     The Board of Directors of the Company, pursuant to the By-laws of the Company, has fixed the number of directors at eleven effective as of the date of the Annual Meeting. The directors nominated for election will be elected at the Annual Meeting to serve until the next succeeding Annual Meeting of the Company and until their successors are elected and shall have qualified. All of the nominees are currently members of the Board of Directors. All nominees, if elected, are expected to serve until the next succeeding Annual Meeting. The proxies solicited hereby will be voted FOR the election of the nominees listed herein.

     The Board of Directors has been informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the individuals named in the enclosed proxy will vote for the election of such substitute nominee or nominees. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.


     The election to the Board of Directors of each of the eleven nominees identified in this Proxy Statement will require the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions will be disregarded and have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE ELEVEN NOMINEES IDENTIFIED BELOW.


NOMINEES FOR ELECTION AS DIRECTORS

     The name, age (as of March 8, 2000), principal occupation for the last five years, selected biographical information and period of service as a director of the Company of each of the nominees for election as a director are set forth below.

     MR. PERELMAN (57) has been Chairman of the Board of Directors of the Company and of the Company's wholly owned subsidiary Revlon Consumer Products Corporation ("Products Corporation") since June 1998, Chairman of the Executive Committee of the Board of the Company and of Products Corporation since November 1995, and a Director of the Company and of Products Corporation since their respective formations in 1992. Mr. Perelman was Chairman of the Board of the Company and of Products Corporation from their respective formations in 1992 until November 1995. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes and various of its affiliates since 1980. Mr. Perelman is also Chairman of the Executive Committee of the Board of Directors of M&F Worldwide Corp. ("M&F Worldwide") and Chairman of the Board of Directors of Panavision Inc. ("Panavision"). Mr. Perelman is also a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"): Golden State Bancorp Inc. ("Golden State"), Golden State Holdings Inc. ("Golden State Holdings"), M&F Worldwide, Panavision and REV Holdings Inc. ("REV Holdings"). (On December 27, 1996, Marvel Entertainment Group, Inc. ("Marvel"), Marvel Holdings Inc. ("Marvel Holdings"), Marvel (Parent) Holdings Inc. ("Marvel Parent") and Marvel III Holdings Inc. ("Marvel III"), of which Mr. Perelman was a Director on such date, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

     MR. NUGENT (53) has been President and Chief Executive Officer of the Company and of Products Corporation since December 5, 1999. He has been a Director of the Company and of Products Corporation since February 14, 2000. He had been Worldwide President and Chief Executive Officer of Neutrogena Corporation from January 1995 until December 5, 1999. Prior to that, Mr. Nugent held various senior executive positions at Johnson & Johnson.

     MR. DRAPKIN (52) has been a Director of the Company and of Products Corporation since their respective formations in 1992. He has been Vice Chairman of the Board of MacAndrews & Forbes and various of its affiliates since 1987. Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom for more than five years prior to 1987. Mr. Drapkin is also a Director of the following corporations which file reports pursuant to the Exchange Act: Algos Pharmaceutical Corporation, Anthracite Capital, Inc., BlackRock Asset Investors, The Molson Companies Limited, Nexell Therapeutics Inc., Playboy Enterprises, Inc., Warnaco Group, Inc. and Weider Nutrition International, Inc. (On December 27, 1996, Marvel, Marvel Holdings, Marvel Parent and Marvel III, of which Mr. Drapkin was a Director on such date, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

     PROFESSOR FELDBERG (57) has been a Director of the Company since February 1997. Professor Feldberg has been the Dean of Columbia Business School, New York City, for more than the past five years. Professor Feldberg is also a Director of the following corporations which file reports pursuant to the Exchange Act: Federated Department Stores, Inc., PRIMEDIA Inc. and Paine Webber Group, Inc. (28 directorships within such fund complex).

     MR. GITTIS (66) has been a Director of the Company and of Products Corporation since their respective formations in 1992. He has been Vice Chairman of the Board of MacAndrews & Forbes and various of its affiliates since 1985. Mr. Gittis is also a Director of the following corporations which file reports pursuant to the Exchange Act: Golden State, Golden State Holdings, Jones Apparel Group, Inc., Loral Space & Communications Ltd., M&F Worldwide, Panavision, REV Holdings and Sunbeam Corporation.

     MR. JORDAN (64) has been a Director of the Company since June 1996. Mr. Jordan has been a Managing Director of Lazard Freres & Co. LLC since January 2000. Since January 2000, Mr. Jordan has been Of Counsel at the Washington, D.C. law firm of Akin, Gump, Strauss, Hauer & Feld, LLP, and was a Senior Partner of such firm for more than five years prior thereto. He is also a Director of the following corporations which file reports pursuant to the Exchange Act: American Express Company, Callaway Golf Corporation, AMFM Inc., Dow Jones & Company, Inc., J.C. Penney Company, Inc., Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation. He is also a trustee of Howard University.

     MR. LANDAU (70) has been a Director of the Company since June 1996. Mr. Landau has been Of Counsel at the law firm of Wolf, Block, Schorr and Solis-Cohen LLP since February 1998, and was a Senior Partner of Lowenthal, Landau, Fischer & Bring, P.C., the predecessor to such firm, for more than five years prior to that date. He has been a Director of Products Corporation since June 1992. Mr. Landau is also a Director of Offitbank Investment Fund, Inc., which files reports pursuant to the Exchange Act.

     MR. LEVIN (55) was Chairman of the Board of the Company and of Products Corporation from November 1995 to June 1998 and has been a Director of the Company since its formation in 1992 and a

Director of Products Corporation from its formation in 1992 to November 1998. Mr. Levin has been President and Chief Executive Officer and a Director of Sunbeam Corporation ("Sunbeam") since June 1998 and was elected Chairman of the Sunbeam Board in March 1999. He has served as Chairman and Chief Executive Officer of The Coleman Company, Inc. ("Coleman") since August 1998. Mr. Levin was Chairman and Chief Executive Officer of Company from 1997 to March 1998 and was Chairman of the Board and a Director of The Cosmetic Center, Inc. from April 1997 until December 1998. Mr. Levin was Chief Executive Officer of the Company and of Products Corporation from their respective formations in 1992 until 1997 and President of the Company and of Products Corporation from their respective formations in 1992 until November 1995. Mr. Levin has been Executive Vice President of MacAndrews Holdings since March 1989. For 15 years prior to joining MacAndrews Holdings, he held various senior executive positions with The Pillsbury Company. Mr. Levin is a Director of the following corporations which file reports pursuant to the Exchange Act: Ecolab, Inc., Sunbeam Corporation and U.S. Bancorp, Inc.

     MS. ROBINSON (47) has been a Director of the Company since June 1996. Ms. Robinson has been Chairman of the Board and Chief Executive Officer of Robinson Lerer & Montgomery, LLC, a New York City strategic communications consulting firm, since May 1996. For more than five years prior thereto she was Chairman of the Board and Chief Executive Officer of Robinson Lerer Sawyer Miller Group, or its predecessors. Ms. Robinson is a trustee of Mt. Sinai Medical Center and Health System.

     MR. SEMEL (57) has been a Director of the Company since June 1996. Mr. Semel has been Chairman of Windsor Media, Inc., Los Angeles, a diversified media company, since October 1999. He was Chairman of the Board and Co-Chief Executive Officer of the Warner Bros. Division of Time Warner Entertainment LP ("Warner Brothers"), Los Angeles, from March 1994 until October 1999 and of Warner Music Group, Los Angeles, from November 1995 until October 1999. For more than ten years prior to that he was President of Warner Brothers or its predecessor, Warner Bros. Inc. Mr. Semel is also a Director of Polo Ralph Lauren Corporation, which files reports pursuant to the Exchange Act.

     MS. STEWART (58) has been a Director of the Company since June 1996. Ms. Stewart is the Chairman of the Board and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc., New York City (formerly Martha Stewart Living Omnimedia, LLC, New York City). She has been an author, founder of the magazine Martha Stewart Living, creator of a syndicated television series, a syndicated newspaper column and a catalog company, and a lifestyle consultant and lecturer for more than the past five years. Ms. Stewart is a Director of Martha Stewart Living Omnimedia, Inc., which files reports pursuant to the Exchange Act.

BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation and Stock Plan Committee (the "Compensation Committee").

     The Executive Committee consists of Messrs. Perelman, Gittis and Nugent. The Executive Committee may exercise all of the powers and authority of the Board, except as otherwise provided under the Delaware General Corporation Law. The Executive Committee also serves as the Company's nominating committee for Board membership. The Audit Committee, consisting of Mr. Landau, Professor Feldberg and Ms. Robinson, makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors for ratification by the Company's stockholders, reviews the plan, scope and results of the audit, and reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls, changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors, among other things. The Compensation Committee, currently consisting of Messrs. Gittis, Drapkin and Semel and Mr. Morton Janklow, who will not be standing for re-election as a director at the Annual Meeting, makes recommendations to the Board of Directors regarding compensation and incentive arrangements (including performance-based arrangements) for the Chief Executive Officer, other executive officers, officers and other key managerial employees of the Company. The Compensation Committee also considers and recommends awards pursuant to the Revlon, Inc. Second Amended and Restated 1996 Stock Plan, which was amended and restated as of February 12, 1999 (the "Stock Plan"), and administers such plan.

     During 1999, the Board of Directors held six meetings and acted once by unanimous written consent, the Executive Committee acted four times by unanimous written consent, the Audit Committee held five meetings and the Compensation Committee held one meeting and acted nine times by unanimous written consent. During 1999, all Directors (other than Mr. Semel and Ms. Stewart) attended 75% or more of the meetings of the Board of Directors and of the Committees of which they were members.


COMPENSATION OF DIRECTORS

     Directors who currently are not receiving compensation as officers or employees of the Company or any of its affiliates are paid an annual retainer fee of $25,000, payable in quarterly installments, and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof they attend.


                       APPROVAL OF THE AMENDED BONUS PLAN

     At the Annual Meeting, the Company's stockholders will be asked to approve the Amended Bonus Plan. The Revlon, Inc. Executive Bonus Plan for Revlon, Inc. and its participating affiliates (the "Executive Bonus Plan") was adopted by the Company's Board of Directors in connection with the Company's initial public offering in 1996. The Board of Directors has approved the Amended Bonus Plan, subject to approval of the Company's stockholders. The Amended Bonus Plan is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed as of the end of the corporation's tax year: the chief executive officer and the four other executive officers named in the summary compensation table of the corporation's proxy statement ("Covered Employees"). Compensation that qualifies as "performance-based" compensation is, however, exempt from the $1 million deductibility limitation. In order for compensation granted pursuant to the Amended Bonus Plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders in a separate vote prior to payment, and the compensation must be paid solely on account of the attainment of preestablished, objective performance goals.

     The Board of Directors believes that adoption of the Amended Bonus Plan is necessary to meet the Company's objectives of attracting, retaining and compensating key employees of the Company.


SUMMARY OF THE AMENDED BONUS PLAN

     The following summary of the Amended Bonus Plan is qualified in its entirety by the specific language of the Amended Bonus Plan, a copy of which is annexed to this Proxy Statement.

     The purposes of the Amended Bonus Plan are to reinforce the Company's strategic principles and goals and each participant's role in achieving them; attract, retain and motivate the executive human resources necessary to operate the Company; encourage profitability, return on investment, and growth of the Company; enhance the major values of the Company; and reflect the Company's commitment to pay for performance. An additional purpose of the Amended Bonus Plan is to serve as a qualified performance-based compensation program under
Section 162(m), in order to preserve the Company's tax deduction for compensation paid under the Amended Bonus Plan to Covered Employees.

 BONUS PLAN ADMINISTRATION

     The Amended Bonus Plan is administered by a Committee of the Board (the "Committee"), which consists, unless otherwise determined by the Board of Directors, of not less than two members who shall be "outside directors" within the meaning of Section 162(m) and the regulations thereunder.

 ELIGIBILITY

     The Amended Bonus Plan provides that executives who are classified in salary grades 9 and above in the Company's exempt salary program, and general managers and above and other key executives of the Company's operations outside the United States are eligible to participate in the Amended Bonus Plan. Participation in the Amended Bonus Plan is conditioned upon the participant's signing the Company's Employee Agreement as to Confidentiality and Noncompetition (as the same may be amended from time to time by the Company). Approximately 735 executives currently participate in the Amended Bonus Plan.


 PERFORMANCE OBJECTIVE ATTAINMENT REQUIRED FOR AWARD PAYMENT


     The Amended Bonus Plan provides for the payment of awards to participants if, and only to the extent that, goals established by the Committee are met with respect to the appropriate applicable one-year performance period (the "Plan Year").


 PERFORMANCE OBJECTIVES


     The Committee will determine annual Business and Personal Performance Objectives (collectively, the "Objectives") in writing and before the lapse of 90 days after commencement of the Plan Year. Business Objectives of Covered Employees may be based on one or more of the following quantifiable operating measures: stock price; fair market value; book value; market share; earnings per share; cash flow; return on equity, assets, capital, or investment; net income; operating profit or income; operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs; net sales growth; expense targets; working capital targets relating to inventory and/or accounts receivable; operating margin; productivity improvement; cost or expenses; planning accuracy; customer satisfaction based on market share; and implementation or completion of critical projects or processes, and may relate to, in each case, the performance of the Company, a business unit, product line, territory or any combination thereof. Business Objectives for participants other than Covered Employees may be developed by each department head subject to the approval of the Chief Financial Officer and the President and Chief Executive Officer.


     With respect to Personal Performance Objectives, such objectives will be developed and established each year with appropriate standards of performance for participants other than Covered Employees individually by their department head.


     All objectives include a threshold level of performance below which no award payment will be made and levels of performance at which specified percentages of the target award will be paid.


 COMMITTEE CERTIFICATION OF BUSINESS OBJECTIVE ATTAINMENT


     Before any awards for a particular Plan Year performance period can be paid to Covered Employees, the Committee must certify the extent to which Business Objectives have been attained.


 AWARDS


     A participant's award with respect to the Plan Year will be paid in cash. Target awards shall be expressed as a percent of the executive's base salary for the achievement of the predetermined objectives. The executive may receive higher awards based on his or her overachievement of such goals, but in no event shall an award under the Amended Bonus Plan exceed 200% of the target award. The maximum amount payable to any participant with respect to any bonus year may not exceed the lesser of 100% of base salary or $2,000,000.


 EFFECT OF TERMINATION OF EMPLOYMENT


     A Covered Employee will receive an award only if the participant is employed by the Company on the date that bonus awards are distributed. Other participants' awards may be prorated, in the sole discretion of the President and Chief Executive Officer of the Company, in the event such participant's employment terminates prior to the date bonus awards are distributed at any time during a Plan Year due to death, disability, retirement or at any time after June 30 of a Plan Year otherwise than for "good reason" (as defined in the Company's Executive Severance Policy) or other like cause.

 LIMITATION OF COMMITTEE'S DISCRETION


     The amount of the award payable to a Covered Employee upon attainment of a performance goal cannot be increased by the Committee at its discretion, but may be decreased by the Committee. However, the Committee may at its discretion make appropriate adjustments to Business Objectives to reflect the impact of extraordinary items not reflected in such objectives.


 AMENDMENTS TO OR TERMINATION OF AMENDED BONUS PLAN


     The Company reserves the right to revise or terminate the Amended Bonus Plan at any time during or after a performance period. Furthermore, the President and Chief Executive Officer of the Company may, at his discretion, make exceptions to the Amended Bonus Plan other than in the case of Covered Employees.


 PLAN BENEFITS


     Inasmuch as benefits under the Amended Bonus Plan are based upon achievement of performance criteria for each year, which will be determined by the Committee each year, and such criteria may vary from year to year and from participant to participant, benefits to be paid under the Amended Bonus Plan in respect of the year 2000 are not determinable at this time.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDED BONUS PLAN.


                     RATIFICATION OF SELECTION OF AUDITORS


     The Board of Directors has selected, subject to ratification by the Company's stockholders, KPMG LLP to audit the accounts of the Company for the fiscal year ending December 31, 2000.


     KPMG LLP has audited the consolidated financial statements of the Company and its predecessors for more than the past five years. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


     The ratification of the selection of KPMG LLP as the Company's independent auditors for 2000 will require the affirmative vote of a majority of the total number of votes of outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2000.

                              EXECUTIVE OFFICERS


     The following table sets forth certain information concerning each of the executive officers of the Company as of March 8, 2000.




NAME                    POSITION
---------------------   ----------------------------------------------------------
Jeffrey M. Nugent       President and Chief Executive Officer
Frank J. Gehrmann       Executive Vice President and Chief Financial Officer
Wade H. Nichols III     Executive Vice President and Chief Administrative Officer

     The following sets forth the ages (as of March 8, 2000), positions held with the Company and selected biographical information for the current executive officers of the Company who are not directors. Biographical information with respect to Mr. Nugent is set forth above under the caption "Nominees for Election as Directors."


     MR. GEHRMANN (45) was elected as Executive Vice President and Chief Financial Officer of the Company and of Products Corporation in January 1998. From January 1997 until January 1998 he had been Vice President of the Company and of Products Corporation. Prior to January 1997 he served in various appointed senior executive positions for the Company and for Products Corporation, including Executive Vice President and Chief Financial Officer of Products Corporation's Operating Groups from August 1996 to January 1998, Executive Vice President and Chief Financial Officer of Products Corporation's Worldwide Consumer Products business from January 1995 to August 1996, and Executive Vice President and Chief Financial Officer of Products Corporation's Revlon North America unit from September 1993 to January 1994. From 1983 through September 1993, Mr. Gehrmann held positions of increasing responsibility in the financial organizations of Mennen Corporation and the Colgate-Palmolive Company, which acquired Mennen Corporation in 1992. Prior to 1983, Mr. Gehrmann served as a certified public accountant at the international auditing firm of Ernst & Young.


     MR. NICHOLS (57) has been Executive Vice President and Chief
Administrative Officer of the Company and of Products Corporation since January 1, 2000. He was Executive Vice President and General Counsel of the Company and of Products Corporation from January 1998 until December 31, 1999 and served as Senior Vice President and General Counsel of the Company and Products Corporation from their respective formations in 1992 until January 1998.

                            EXECUTIVE COMPENSATION

     The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the persons who served as Chief Executive Officer of the Company during 1999 and the four most highly paid executive officers, other than the Chief Executive Officers, who served as executive officers of the Company during 1999 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries during such periods.


                          SUMMARY COMPENSATION TABLE




                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                   ANNUAL COMPENSATION (A)               AWARDS
                                         ------------------------------------------- -------------
                                                                                       SECURITIES
                                            SALARY                   OTHER ANNUAL      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR       ($)      BONUS ($)   COMPENSATION ($)     OPTIONS     COMPENSATION ($)
--------------------------------- ------ ------------ ----------- ------------------ ------------- -----------------
Jeffrey M. Nugent ............... 1999     160,256            0        36,382           300,000          38,743
 President and Chief
 Executive Officer (b)

George Fellows .................. 1999   1,806,923    1,685,000       107,848           170,000       1,849,051
 Former President and Chief       1998   1,800,000      115,000        88,549           170,000          33,181
 Executive Officer (c)            1997   1,250,000    1,250,000        22,191           170,000          30,917

M. Katherine Dwyer .............. 1999     953,653      755,000        13,940            75,000         496,304
 Former Senior Vice               1998     875,000      420,000         9,651            75,000          21,585
 President (d)                    1997     500,000      800,000         5,948           125,000          18,377

Irwin Engelman .................. 1999     700,000            0             0            75,000         540,000
 Former Vice Chairman and
 Chief Administrative
 Officer (e)

Frank J. Gehrmann ............... 1999     494,038      370,500         3,089            65,000          14,244
 Executive Vice President and     1998     427,500       80,200         3,343            30,000          17,297
 Chief Financial Officer (f)

Wade H. Nichols III ............. 1999     593,558      216,450        17,964            40,000          37,802
 Executive Vice President and     1998     555,000       83,600        19,457            40,000          33,195
 Chief Administrative Officer (g) 1997     525,000      274,000        24,215            30,000          23,089

----------
(a) The amounts shown in Annual Compensation for 1999, 1998 and 1997 reflect salary, bonus and other annual compensation (including perquisites and other personal benefits valued in excess of $50,000) and amounts reimbursed for payment of taxes awarded to, earned by or paid to the persons listed for services rendered to the Company and its subsidiaries. The Company has the Executive Bonus Plan in which executives participate (including Mr. Nugent and Mr. Nichols (see "-- Employment Agreements and Termination of Employment Arrangements")). The Executive Bonus Plan provides for payment of cash compensation upon the achievement of predetermined corporate and/or business unit and individual performance goals during the calendar year established pursuant to the Executive Bonus Plan or by the Compensation Committee. Mr. Gehrmann's compensation is reported for 1999 and 1998 only because he did not serve as an executive officer of the Company prior to 1998. Each of Messrs. Engelman's and Nugent's compensation is reported for 1999 only because neither served as a paid executive officer of the Company prior to 1999.

(b) Mr. Nugent served as President and Chief Executive Officer of the Company effective December 5, 1999. The amount shown for Mr. Nugent under Salary for 1999 is comprised of $76,923 in salary and $83,333 earned by Mr. Nugent for consulting services provided by Mr. Nugent to the Company. Mr. Nugent did not receive a Bonus for 1999. The amount shown for Mr. Nugent under Other Annual Compensation for 1999 includes a payment of $36,382 in respect of gross ups for taxes on imputed income arising out of relocation expenses paid or reimbursed by the Company in 1999. The amount shown under All Other Compensation for 1999 reflects $38,743 in Company-paid relocation expenses.

(c) Mr. Fellows served as President and Chief Executive Officer of the Company during 1999 until his resignation effective November 1999. The amount shown for Mr. Fellows under Bonus for 1999 is comprised of a special restructuring bonus of $1,685,000 paid to Mr. Fellows for 1999 upon achievement of business objectives set by the Compensation Committee. The amount shown for Mr. Fellows under Other Annual Compensation for 1999 includes $18,020 in respect of personal use of a Company-provided automobile and $17,145 in respect of Company-paid tax preparation expenses and payments in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile and Company-provided air travel and for taxes on imputed income arising out of premiums paid or reimbursed by the Company in respect of life insurance. The amount shown under All Other Compensation for 1999 reflects $29,251 in respect of life insurance premiums, $4,800 in respect of matching contributions under the Revlon Employees' Savings, Profit Sharing and Investment Plan (the "401(k) Plan"), $15,000 in respect of matching contributions under the Revlon Excess Savings Plan for Key Employees (the "Excess Plan") and $1,800,000 payable pursuant to Mr. Fellows' separation agreement. The amount shown for Mr. Fellows under Other Annual Compensation for 1998 includes $18,020 in respect of personal use of a Company-provided automobile and $15,445 in respect of membership fees and related expenses for personal use of a health and country club and payments in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile and Company-provided air travel and for taxes on imputed income arising out of premiums paid or reimbursed by the Company in respect of life insurance. The amount shown under All Other Compensation for 1998 reflects $13,381 in respect of life insurance premiums, $4,800 in respect of matching contributions under the 401(k) Plan and $15,000 in respect of matching contributions under the Excess Plan. The amounts shown under Other Annual Compensation for 1997 reflect payments in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile and for taxes on imputed income arising out of premiums paid or reimbursed by the Company in respect of life insurance. The amount shown under All Other Compensation for 1997 reflects $11,117 in respect of life insurance premiums, $4,800 in respect of matching contributions under the 401(k) Plan and $15,000 in respect of matching contributions under the Excess Plan.

(d) Ms. Dwyer served as Senior Vice President of the Company during 1999 and resigned effective January 3, 2000. The amount shown for Ms. Dwyer under Bonus for 1999 is comprised of a special restructuring bonus of $755,000 paid to Ms. Dwyer for 1999 upon achievement of business objectives set by the Compensation Committee. The amounts shown under Bonus for 1998 and 1997 include an additional payment of $300,000 in each year pursuant to her employment agreement in effect at the time. The amounts shown for Ms. Dwyer under Other Annual Compensation for 1999, 1998 and 1997 reflect payments in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile and payments in respect of gross ups for taxes on imputed income arising out of premiums paid or reimbursed by the Company in respect of life insurance. The amount shown under All Other Compensation for 1999 reflects $1,810 in respect of life insurance premiums, $4,800 in respect of matching contributions under the 401(k) Plan, $14,694 in respect of matching contributions under the Excess Plan and $475,000 payable pursuant to Ms. Dwyer's separation agreement. The amount shown under All Other Compensation for 1998 reflects $1,785 in respect of life insurance premiums, $4,800 in respect of matching contributions under the 401(k) Plan and $15,000 in respect of matching contributions under the Excess Plan. The amount shown under All Other Compensation for 1997 reflects $2,720 in respect of life insurance premiums, $4,800 in respect of matching contributions under the 401(k) Plan and $10,857 in respect of matching contributions under the Excess Plan.

(e) Mr. Engelman became an executive officer of the Company in November 1998 and served as Vice Chairman and Chief Administrative Officer of the Company during 1999 until his resignation effective December 31, 1999. The amount shown for Mr. Engelman under All Other Compensation for 1999 reflects $15,000 in respect of matching contributions under the Excess Plan and $525,000 payable pursuant to Mr. Engelman's separation agreement.

(f) Mr. Gehrmann became an executive officer of the Company in January 1998. The amount shown for Mr. Gehrmann under Bonus for 1999 reflects the bonus amount payable to Mr. Gehrmann pursuant to his employment agreement. The amounts shown for Mr. Gehrmann under Other Annual Compensation for 1999 and 1998 reflect payments in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile. The amount shown under All Other Compensation for 1999 reflects $4,800 in respect of matching contributions under the 401(k) Plan and $9,444 in respect of matching contributions under the Excess Plan. The amount shown under All Other Compensation for 1998 reflects $4,800 in respect of matching contributions under the 401(k) Plan and $12,497 in respect of matching contributions under the Excess Plan.

(g) The amount shown for Mr. Nichols under Bonus for 1999 reflects the amount payable to Mr. Nichols under the Executive Bonus Plan, taking into account the guarantee by the Company of a minimum of 50% of targeted awards for 1999 (see "--Employment Agreements and Termination of Employment Arrangements"). The
    amount shown for Mr. Nichols under Bonus for 1997 were deferred pursuant to the Revlon Executive Deferred Compensation Plan (the "Deferred Compensation Plan") pursuant to which eligible executive employees who participate in the Executive Bonus Plan may elect to defer all or a portion of the bonus otherwise payable in respect of a calendar year. The amounts shown under Other Annual Compensation for 1999, 1998 and 1997 reflect payments in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile and payments for taxes on imputed income arising out of premiums paid or reimbursed by the Company in respect of life insurance. The amount shown for Mr. Nichols under All Other Compensation for 1999 reflects $9,377 in respect of life insurance premiums, $4,800 in respect of matching contributions under the 401(k) Plan, $11,781 in respect of matching contributions under the Excess Plan and $11,844 in respect of above market earnings on compensation deferred under the Deferred Compensation Plan for each year in which compensation was deferred that were earned but not paid or payable during 1999. The amount shown under All Other Compensation for 1998 reflects $9,990 in respect of life insurance premiums, $4,800 in respect of matching contributions under the 401(k) Plan, $10,463 in respect of matching contributions under the Excess Plan and $7,942 in respect of above-market earnings on compensation deferred under the Deferred Compensation Plan for each year in which compensation was deferred that were earned but not paid or payable during 1998. The amount shown under All Other Compensation for 1997 reflects $4,252 in respect of life insurance premiums, $4,800 in respect of matching contributions under the 401(k) Plan, $11,606 in respect of matching contributions under the Excess Plan and $2,431 in respect of above-market earnings on compensation deferred under the Deferred Compensation Plan for each year in which compensation was deferred that were earned but not paid or payable during 1997.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

     During 1999, the following grants of stock options were made pursuant to the Stock Plan to the executive officers named in the Summary Compensation
Table:




                                                                                                               GRANT
                                                                                                               DATE
                                                            INDIVIDUAL GRANTS                                VALUE (A)
                                -------------------------------------------------------------------------   ----------
                                                             PERCENT OF
                                       NUMBER OF           TOTAL OPTIONS                                       GRANT
                                 SECURITIES UNDERLYING       GRANTED TO        EXERCISE                        DATE
                                        OPTIONS             EMPLOYEES IN        OR BASE       EXPIRATION      PRESENT
NAME                                  GRANTED (#)           FISCAL YEAR      PRICE ($/SH)        DATE        VALUE ($)
-----------------------------   -----------------------   ---------------   --------------   ------------   ----------
Jeffrey M. Nugent ...........           300,000                  12%              9.31         12/5/09      1,968,360
George Fellows ..............           170,000                   7%             15.00        12/31/02      1,547,340
M. Katherine Dwyer ..........            75,000                   3%             15.00         1/3/00       682,650
Irwin Engelman ..............            75,000                   3%             15.00         2/12/01      682,650
Frank J. Gehrmann ...........            40,000                                  15.00         2/12/09      364,080
                                         25,000                   3%             24.13         5/17/09      407,784
Wade H. Nichols III .........            40,000                   2%             15.00         2/12/09      364,080

     The grants made during 1999 under the Stock Plan to Messrs. Fellows, Engelman and Nichols and Ms. Dwyer were made on February 12, 1999, vested fully on the first anniversary of the grant date, and have an exercise price equal to the NYSE closing price per share of the Class A Common Stock on the grant date, as indicated in the table above. The options granted to Mr. Nichols in 1999 consist of non-qualified options having a term of 10 years. The options granted to Messrs. Fellows and Engelman in 1999 consist of non-qualified options that, pursuant to the terms of their respective separation agreements, expire on December 31, 2002 and February 12, 2001, respectively, and the options granted to Ms. Dwyer in 1999 consist of non-qualified options that expired on January 3, 2000, pursuant to her termination agreement. (See "--Employment Agreements and Termination of Employment Arrangements.") The grants made during 1999 under the Stock Plan to Mr. Gehrmann were made on February 12, 1999 (with respect to an option to purchase 40,000 shares of the Company's Class A Common Stock that vested in full on the first anniversary of the grant date) and May 17, 1999 (with respect to an option to purchase 25,000 shares of the Company's Class A Common Stock that vests 25% each year beginning on the first anniversary of the grant date and will become 100% vested on the fourth anniversary of the grant date) and consist of non-qualified options having a term of 10 years with an exercise price equal to the NYSE closing price per share of the Class A Common Stock on the applicable grant date, as indicated in the table above. The grant made during 1999 under the Stock Plan to Mr. Nugent was made on December 5, 1999, has an exercise price equal to the NYSE closing price per share of the Class A Common Stock on the first business day after the grant date, as indicated in the table above, and will not vest as to any portion until the third anniversary of the date of grant and will thereupon become 100% vested, except that upon termination of employment by Mr. Nugent for "good reason" or by the Company other than for "cause" under his employment agreement, such options will vest with respect to 33 1/3% of the shares subject thereto if such termination is on or after the first and before the second anniversaries of such grant and with respect to 66 2/3% if such termination is on or after the second and before the third anniversaries of such grant. During 1999, the Company also granted an option to purchase 300,000 shares of the Company's Class A Common Stock pursuant to the Stock Plan to Mr. Perelman, the Chairman of the Board of Directors of the Company. The option vested in full on the grant date and has an exercise price of $15.00, the NYSE closing price per share of the Class A Common Stock on February 12, 1999, the date of the grant.

----------
(a) Grant Date Present Values were calculated using the Black-Scholes option pricing model. The model as applied used the grant dates of February 12, 1999 and May 17, 1999 with respect to the options granted on such dates and used the grant date of December 6, 1999 (the first business day after the date of grant) with respect to the option granted to Mr. Nugent on December 5, 1999. Stock option models require a prediction about the future movement of stock price. The following assumptions were made for purposes of calculating Grant Date Present Values: (i) a risk-free rate of return of 5.18% with respect to the options granted on February 12, 1999, 6.24% with respect to the options granted on May 17, 1999, and 5.75% with respect to the option granted to Mr. Nugent on December 5, 1999, which were the rates as of the applicable grant dates for the U.S. Treasury Zero Coupon Bond issues with a remaining term similar to the expected term of the options;
   (ii) stock price volatility of 68% based upon the volatility of the Company's stock price; (iii) a constant dividend rate of zero percent and
   (iv) that the options normally would be exercised on the final day of their seventh year after grant. No adjustments to the theoretical value were made to reflect the waiting period, if any, prior to vesting of the stock options or the transferability (or restrictions related thereto) of the stock options. The real value of the options in the table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised.


                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following chart shows the number of stock options exercised during 1999 and the 1999 year-end value of the stock options held by the executive officers named in the Summary Compensation Table:




                                                                                                          VALUE OF
                                                                         NUMBER OF SECURITIES       UNEXERCISED IN-THE-
                                                                        UNDERLYING UNEXERCISED         MONEY OPTIONS
                                      SHARES                              OPTIONS AT FISCAL          AT FISCAL YEAR-END
                                     ACQUIRED            VALUE               YEAR-END (#)               EXERCISABLE/
NAME                             ON EXERCISE (#)     REALIZED ($)     EXERCISABLE/UNEXERCISABLE     UNEXERCISABLE (a)($)
-----------------------------   -----------------   --------------   ---------------------------   ---------------------
Jeffrey M. Nugent ...........           0                   0                    0/300,000                   0/0
George Fellows ..............           0                   0              205,000/255,000(b)                0/0
M. Katherine Dwyer ..........           0                   0              126,250/193,750(c)                0/0
Irwin Engelman ..............           0                   0               18,750/131,250                   0/0
Frank J. Gehrmann ...........           0                   0               21,000/118,000                   0/0
Wade H. Nichols III .........           0                   0                55,000/85,000                   0/0

----------
(a) The market value of the underlying shares of Class A Common Stock at year end, calculated using $7 15/16, the December 31, 1999 NYSE closing price per share of Class A Common Stock, was less than the exercise price of all stock options listed in the table. The actual value, if any, an executive may realize upon exercise of a stock option depends upon the amount by which the market price of shares of Class A Common Stock exceeds the exercise price per share when the stock options are exercised.

(b) Pursuant to Mr. Fellows' separation agreement effective November 1999, Mr. Fellows' 1998 option grant was cancelled; accordingly, the 1998 grant is not included in the option information in the above table for Mr. Fellows at fiscal year end.

(c) The option information for Ms. Dwyer in the table above is correct as of December 31, 1999. Pursuant to Ms. Dwyer's separation agreement, effective January 3, 2000 unvested options were cancelled; accordingly, as of January 3, 2000 the number of securities underlying Ms. Dwyer's total outstanding options, all of which are exercisable, was 126,250.


EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Each of Messrs. Nugent, Gehrmann and Nichols has a current executive employment agreement with the Company's wholly owned subsidiary, Products Corporation. Mr. Nugent's employment agreement, effective December 5, 1999, provides that he will serve as President and Chief Executive Officer at a base salary of not less than $1,000,000 for 1999 and 2000, not less than $1,150,000 for 2001 and not less than $1,300,000 for 2002, and that management will recommend to the Compensation Committee that he be granted options to purchase 300,000 shares of Class A Common Stock on December 5, 1999 (which grant was made) and 100,000 shares of Class A Common Stock on each of December 5, 2000 and 2001. At any time on or after December 31, 2002, Products Corporation may terminate the term of Mr. Nugent's agreement by 24 months' prior notice of non-renewal. During any such period, after notice of non-renewal Mr. Nugent would be deemed an employee at will and would be eligible for severance under the Executive Severance Policy. Mr. Gehrmann entered into an employment agreement with Products

Corporation dated as of May 10, 1999, which provides that he will serve as Chief Financial Officer at a base salary of not less than $500,000 and that management will recommend to the Compensation Committee that he be granted options to purchase 40,000 shares of Class A Common Stock each year during the term of the agreement (unless and until a "triggering event" (as defined in the employment agreement) were to occur). At any time, Products Corporation may give written notice of non-extension of the term of Mr. Gehrmann's agreement such that the term would expire on the third anniversary of such notice. Mr. Nichols' employment agreement with Products Corporation was amended and restated as of May 10, 1999 and amended as of January 1, 2000 and provides that he will serve as chief administrative officer or another equivalent executive position through February 28, 2003 at a base salary of not less than $650,000 and that management will recommend to the Compensation Committee that he be granted options to purchase 40,000 shares of Class A Common Stock each year during the term of the agreement (unless and until a "triggering event" (as defined in the employment agreement) were to occur). Mr. Fellows resigned from his employment with the Company effective November 1, 1999 and entered into a termination agreement with Products Corporation dated as of February 16, 2000 (the "Fellows Agreement"), which provides that he receive a separation allowance of $5,400,000 payable over a period to expire December 31, 2002, which allowance would be reduced in each calendar year on account of any compensation earned from employment or consulting services during such calendar year by an amount equal to fifty percent of the gross amount of such compensation earned up to $1,000,000. Pursuant to the Fellows Agreement, the Company made a payment to Mr. Fellows for 1999 in the amount of $1,800,000 and will make a payment for 2000 in the amount of $900,000. Ms. Dwyer resigned from her employment with the Company effective January 3, 2000 and entered into a termination agreement with Products Corporation dated as of November 23, 1999 (the "Dwyer Agreement"), which provides that she receive a separation allowance of $1,900,000 payable over a period of twenty-four months, the unpaid portion of which allowance would be reduced on account of any compensation earned for employment or consulting services after the date of acceptance of subsequent employment, provided that Ms. Dwyer could, upon commencing subsequent employment, elect instead of such reduction to be paid a cash lump sum amount equal to 50% of the remaining allowance. Pursuant to the Dwyer Agreement, the Company made a payment to Ms. Dwyer for 1999 of $475,000. Mr. Engelman resigned from his employment with the Company effective December 31, 1999 and entered into a termination agreement with Products Corporation dated as of November 17, 1999 (the "Engelman Agreement"), which provides that he receive severance pay for twelve months at a base salary rate of $700,000, which pay would not be reduced by compensation earned for employment of consulting services during the severance period. Pursuant to the Engelman Agreement, the Company made a payment to Mr. Engelman for 1999 in the amount of $525,000.

     During 1999, in connection with the Company's review of strategic alternatives and in order to retain its executives during such process, the Company guaranteed a minimum of 50% of targeted awards payable under the Executive Bonus Plan for 1999, regardless of achievement of corporate and/or business unit objectives. Messrs. Nugent's and Nichols' employment agreements provide for participation in the Executive Bonus Plan. Mr. Nugent's agreement also provides that he will receive not less than $500,000 as a bonus for 2000 regardless of whether Executive Bonus Plan objectives are attained for such year. Mr. Gehrmann's agreement provides for a bonus for 1999 equal to 75% of base salary and for 2000 and thereafter a bonus of 75% of Mr. Gehrmann's 1999 base salary payable in bi-weekly installments in lieu of annual bonus payments. All of the employment agreements currently in effect provide for continuation of life insurance and executive medical insurance coverage in the event of permanent disability and participation in other executive benefit plans on a basis equivalent to senior executives of the Company generally. The agreements with Messrs. Nugent and Nichols provide for Company-paid supplemental term life insurance during employment in the amount of three times base salary, and all of the employment agreements currently in effect provide for Company-paid supplemental disability insurance. All of the employment agreements currently in effect provide for protection of Company confidential information and include a non-compete obligation.

     Mr. Gehrmann's agreement provides that in the event of termination of the term of the employment agreement by Mr. Gehrmann on 30 days' notice effective June 30, 2000 or for breach by the Company of a material provision of the employment agreement, failure of the Compensation Committee to adopt and implement the recommendations of management with respect to stock option grants, or following a "triggering event" (as defined in the employment agreement), Mr. Gehrmann would be entitled to continued base salary and bonus payments until the third anniversary of the date of termination (without reduction for compensation received by Mr. Gehrmann from other employment or consultancy) as well as continued participation in the Company's life insurance plan subject to a limit of two years and medical plans subject to the terms of such plans until the third anniversary of the date of termination or until Mr. Gehrmann were to become covered by like plans of another company. Mr. Nichols' agreement provides that in the event of termination of the term of the employment agreement by Mr. Nichols for breach by the Company of a material provision of the employment agreement, failure of the Compensation Committee to adopt and implement the recommendations of management with respect to stock option grants, or following a "triggering event" for "good reason" (as defined in the employment agreement), which event is not agreed to by Mr. Nichols, or by the Company (otherwise than for "cause", as defined in the employment agreement, or disability), Mr. Nichols would be entitled, at his election, to severance pursuant to the Executive Severance Policy (see "--Executive Severance Policy") (other than the six-month limit on lump sum payment provided for in the Executive Severance Policy, which provision would not apply to Mr. Nichols) or continued payments of base salary and bonus throughout the term and continued participation in the Company's life insurance plan subject to a limit of two years and medical plans subject to the terms of such plans throughout the term or until Mr. Nichols were covered by like plans of another company. Such payments to Mr. Nichols would only be reduced by compensation earned by Mr. Nichols from other employment or consultancy during such period if termination of employment were prior to a "triggering event" (as defined in the employment agreement). Mr. Nugent's agreement provides that in the event of termination of the term of the employment agreement by Mr. Nugent for breach by the Company of a material provision of the employment agreement or failure of the Compensation Committee to adopt and implement the recommendations of management with respect to stock option grants, or by the Company prior to December 31, 2002 (otherwise than for "cause" as defined in the employment agreement or disability), Mr. Nugent would be entitled, at his election, to severance pursuant to the Executive Severance Policy (see "--Executive Severance Policy") (other than the six-month limit on lump sum payment provided for in the Executive Severance Policy, which provision would not apply to Mr. Nugent) or continued payments of base salary through December 31, 2004 and continued participation in the Company's life insurance plan subject to a limit of two years and medical plans subject to the terms of such plans through December 31, 2004 or until Mr. Nugent were covered by like plans of another company, continued Company-paid supplemental term life insurance and continued Company-paid supplemental disability insurance. Such payments to Mr. Nugent would be reduced by any compensation earned by Mr. Nugent from other employment or consultancy during such period. In addition, the employment agreement with Mr. Nugent provides that if he remains employed by Products Corporation or its affiliates until age 62, then upon any subsequent retirement he will be entitled to a supplemental pension benefit in a sufficient amount so that his annual pension benefit from all qualified and non-qualified pension plans of Products Corporation and its affiliates (expressed as a straight life annuity) equals $500,000. If Mr. Nugent's employment were to terminate prior to September 30, 2000 then he would receive no supplemental pension benefit. If his employment were to terminate on or after September 30, 2000 and prior to September 30, 2001 then he would receive 11.1% of the amount otherwise payable pursuant to his agreement and thereafter an additional 11.1% would accrue as of each September 30th on which Mr. Nugent is still employed (but in no event more than would have been payable to Mr. Nugent under the foregoing provision had he retired at age 62). Mr. Nugent would not receive any supplemental pension benefit and would be required to reimburse the Company for any supplemental pension benefits received if he were to terminate his employment prior to January 1, 2003 other than for "good reason" (as defined in the employment agreement), or if he were to breach the agreement or be terminated by the Company for "cause" (as defined in the employment agreement).

     Mr. Nugent's employment agreement provides that he is entitled to a loan from Products Corporation of up to $500,000 for relocation expenses, which will be due and payable with interest at the applicable federal rate upon the earlier of the termination of his employment or five years from the initial loan. In addition, during the term of his employment agreement, Mr. Nugent will be entitled to additional compensation payable on a monthly basis equal to the amount actually paid by him in respect of interest and principal on a bank loan (the "Mortgage") of up to $1,500,000 obtained by Mr. Nugent to purchase a principal residence in the New York metropolitan area (the "Home Loan Payments"), plus a gross up for any taxes payable by Mr. Nugent as a result of such additional compensation. If Mr. Nugent terminates his employment for other than "good reason" or is terminated for "cause" (as such terms are defined in his employment agreement), then he shall be obligated to pay to Products Corporation an amount equal to the total amount of interest that would have been payable on the Home Loan Payments if the rate of interest on the Mortgage were the applicable federal rate in effect from time to time, plus the applicable tax gross up for such amounts. In addition, Mr. Nugent's employment agreement provides that he shall be entitled to a special bonus, payable on January 15 of the year next following the year in which his employment terminates, equal to the product of (A) $1,500,000 less the amount of Home Loan Payments made prior to the termination multiplied by (B) the following percentages: for termination in 2000, 0%; for termination in 2001, 20%; for termination in 2002, 40%; for termination in 2003, 60%; for termination in 2004, 80%; and for termination in 2005 or thereafter, 100%. Notwithstanding the above, if Mr. Nugent terminates his employment for other than "good reason" or is terminated for "cause" (as such terms are defined in his employment agreement), or if he breaches certain post-employment covenants, any bonus described above shall be forfeited or repaid by Mr. Nugent, as the case may be.


EXECUTIVE SEVERANCE POLICY


     Products Corporation's Executive Severance Policy provides that upon termination of employment of eligible executive employees, including Mr. Nugent and the other Named Executive Officers (other than Ms. Dwyer and Messrs. Fellows and Engelman), other than voluntary resignation or termination by Products Corporation for good reason, in consideration for the execution of a release and confidentiality agreement and the Company's standard employee non-competition agreement, the eligible executive will be entitled to receive, in lieu of severance under any employment agreement then in effect or under Products Corporation's basic severance plan, a number of months of severance pay in semi-monthly installments based upon such executive's grade level and years of service reduced by the amount of any compensation from subsequent employment, unemployment compensation or statutory termination payments received by such executive during the severance period, and, in certain circumstances, by the actuarial value of enhanced pension benefits received by the executive, as well as continued participation in medical and certain other benefit plans for the severance period (or in lieu thereof, upon commencement of subsequent employment, a lump sum payment equal to the then present value of 50% of the amount of base salary then remaining payable through the balance of the severance period). Pursuant to the Executive Severance Policy, upon meeting the conditions set forth therein, Messrs. Gehrmann, Nugent and Nichols would be entitled to severance pay equal to two years of base salary at the rate in effect on the date of employment termination plus continued participation in the medical and dental plans for two years on the same terms as active employees.


DEFINED BENEFIT PLANS


     The following table shows the estimated annual retirement benefits payable (as of December 31, 1999) at normal retirement age (65) to a person retiring with the indicated average compensation and years of credited service, on a straight life annuity basis, after Social Security offset, under the Revlon Employees' Retirement Plan (the "Retirement Plan"), including amounts attributable to the Pension Equalization Plan, each as described below.

                             ESTIMATED ANNUAL STRAIGHT LIFE ANNUITY BENEFITS AT RETIREMENT
  HIGHEST CONSECUTIVE                WITH INDICATED YEARS OF CREDITED SERVICE (a)
   FIVE-YEAR AVERAGE      -------------------------------------------------------------------
      COMPENSATION
 DURING FINAL TEN YEARS        15            20            25            30            35
-----------------------   -----------   -----------   -----------   -----------   -----------
      $   600,000          $151,701      $202,268      $252,835      $303,402      $303,402
          700,000           177,701       236,935       296,168       355,402       355,402
          800,000           203,701       271,601       339,502       407,402       407,402
          900,000           229,701       306,268       382,835       459,402       459,402
        1,000,000           255,701       340,935       426,168       500,000       500,000
        1,100,000           281,701       375,601       469,502       500,000       500,000
        1,200,000           307,701       410,268       500,000       500,000       500,000
        1,300,000           333,701       444,935       500,000       500,000       500,000
        1,400,000           359,701       479,601       500,000       500,000       500,000
        1,500,000           385,701       500,000       500,000       500,000       500,000
        2,000,000           500,000       500,000       500,000       500,000       500,000
        2,500,000           500,000       500,000       500,000       500,000       500,000

----------
(a) The normal form of benefit for the Retirement Plan and the Pension Equalization Plan is a straight life annuity.


     The Retirement Plan is intended to be a tax qualified defined benefit plan. Retirement Plan benefits are a function of service and final average compensation. The Retirement Plan is designed to provide an employee having 30 years of credited service with an annuity generally equal to 52% of final average compensation, less 50% of estimated individual Social Security benefits. Final average compensation is defined as average annual base salary and bonus (but not any part of bonuses in excess of 50% of base salary) during the five consecutive calendar years in which base salary and bonus (but not any part of bonuses in excess of 50% of base salary) were highest out of the last 10 years prior to retirement or earlier termination. Except as otherwise indicated, credited service includes all periods of employment with the Company or a subsidiary prior to retirement. The base salaries and bonuses of each of the Chief Executive Officer and the other Named Executive Officers are set forth in the Summary Compensation Table under columns entitled "Salary" and "Bonus," respectively.


     The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. In addition, the Omnibus Budget Reconciliation Act of 1993 limits the annual amount of compensation that can be considered in determining the level of benefits under qualified plans. The Pension Equalization Plan, as amended effective December 14, 1998, is a non-qualified benefit arrangement designed to provide for the payment by the Company of the difference, if any, between the amount of such maximum limitations and the annual benefit that would be payable under the Retirement Plan but for such limitations, up to a combined maximum annual straight life annuity benefit at age 65 under the Retirement Plan and the Pension Equalization Plan of $500,000. Benefits provided under the Pension Equalization Plan are conditioned on the participant's compliance with his or her non-competition agreement and on the participant not competing with Products Corporation for one year after termination of employment.


     The number of years of credited service under the Retirement Plan and the Pension Equalization Plan as of January 1, 2000 (rounded to full years) for Mr. Fellows is eleven years (which includes credit for prior service with Revlon Holdings Inc. ("Holdings")), for Ms. Dwyer is six years, for Mr. Engelman is one year, for Mr. Gehrmann is six years and for Mr. Nichols is 21 years (which includes credit for prior service with Holdings). Mr. Nugent had no years of credited service as of January 1, 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Gittis, Drapkin, Janklow and Semel, each of whom has been a member of the Compensation Committee during all of 1999. Pursuant to the rules promulgated under the Exchange Act, set forth below is the report of the Compensation Committee regarding its compensation policies for 1999 for the Company's executive officers, including the Chief Executive Officer. The key elements of compensation used by the Company are base salary and performance-based incentives, including annual cash bonuses and stock options.

     The Company's executive compensation practices are designed to support its business goals of fostering profitable growth and increasing stockholder value. The Company seeks to align the interests of executives and stockholders through the use of a performance-based cash bonus plan and a stock-based compensation plan. The Company's compensation package is designed to be competitive with the compensation practices of other leading consumer products companies.

     The basic elements of the Company's compensation program currently in effect were established at the time of the Company's initial public offering in February 1996 (the "Offering"), and were based upon consultations with the executive compensation consulting practice of KPMG LLP, which subsequently joined with William M. Mercer, Incorporated ("Mercer"). Since the Offering the Compensation Committee has consulted with Mercer on compensation-related issues as it deems appropriate and considers Mercer's input as well as the Company's existing policies in its oversight and approval of the Company's ongoing executive officer compensation arrangements. In addition to Company sources and consultation with Mercer, the Committee also considers information provided by salary surveys and similar data available from independent sources to help it assess the competitiveness and effectiveness of the Company's executive compensation practices in general and for the Chief Executive Officer in particular.


BASE SALARY

     The Company's practice is to pay salaries that reflect the executive's position in the Company and his or her contributions as determined by the Compensation Committee and that are competitive with a comparison group of other leading consumer products companies and certain other companies outside of the consumer products field (the "Comparison Group"). While the Comparison Group is comprised primarily of consumer products companies, companies outside of the consumer products field are also included because the Company believes, and the Compensation Committee concurs, that the market for executive talent is broader than simply other consumer products companies.

     In determining the salaries of executive officers, the Compensation Committee's policy is to target the salary range for executive officers at a level which is competitive with the Comparison Group, with salaries above that level available to exceptional performers and key contributors to the success of the Company. Annual salary adjustments are based on individual performance, assumption of new responsibilities, competitive data from the Comparison Group, employee retention efforts and the Company's overall annual salary budget guidelines. If an executive officer is responsible for a particular business unit, such unit's financial results are taken into account.


ANNUAL CASH BONUS

 EXECUTIVE BONUS PLAN

     The Executive Bonus Plan in effect during 1999 (in which executives including Mr. Nugent and Mr. Nichols participate) provided for payment of cash compensation upon the achievement of predetermined corporate, business unit and/or individual performance goals. Financial performance goals include revenues, operating income and asset management goals. During 1999, in connection with the Company's review of strategic alternatives, the Company guaranteed a minimum of 50% of targeted awards payable under the Executive Bonus Plan for 1999, regardless of achievement of corporate and/or business unit financial goals. The Company, and the Compensation Committee, considered such guarantee essential to retain key employees and encourage the continued attention and dedication of such employees in light of the uncertainty created in connection with the Company's review of strategic alternatives. Eligibility for awards under the Executive Bonus Plan is conditioned upon the executive having executed the Company's standard employee non-competition agreement.

     Mr. Nugent joined the Company effective December 5, 1999 and was not eligible for a bonus under the Executive Bonus Plan in 1999. Mr. Gehrmann received a bonus for 1999 pursuant to his employment agreement. (See "--Employment Agreements and Termination of Employment Arrangements".)

     During 1999, certain special business objectives set by the Compensation Committee for each of Mr. Fellows and Ms. Dwyer were achieved and, as a result, each of Mr. Fellows and Ms. Dwyer received a special restructuring bonus in March 1999.

     Pursuant to Item 2, the stockholders are being asked to consider and approve the Amended Bonus Plan, a summary of which is set forth above.


LONG-TERM PERFORMANCE-BASED INCENTIVES

     The Company's principal compensation vehicle for encouraging long-term growth and performance is the grant of stock options or other awards under the Revlon, Inc. Second Amended and Restated 1996 Stock Plan, as amended and restated as of December 17, 1996 and February 12, 1999 (the "Stock Plan").


 THE STOCK PLAN

     Under the Stock Plan, awards generally are granted annually to executive officers. Guidelines for the size and type of awards are developed based on, among other factors, the executive's position in the Company and the practices of the Comparison Group. Since the Company, with the concurrence of the Compensation Committee, views the granting of such awards as a way to obtain a competitive compensation advantage, the Company targets award levels so that, when taken together with salary and cash bonus, total compensation is competitive with the Comparison Group. Actual grants may vary from guideline levels based on individual performance, business unit performance, the assumption of increased responsibilities or other factors.

     The grants of stock options made under the Stock Plan in February 1999 to Messrs. Fellows, Gehrmann, Engelman, Nichols and Nugent and Ms. Dwyer were made pursuant to their respective employment agreements. Certain executives and employees, including Mr. Gehrmann, received a second grant of options under the Stock Plan in May 1999. The Company and the Compensation Committee considered this grant essential to retain key employees and encourage the continued attention and dedication of such employees during the Company's review of strategic alternatives.

     Section 162(m) generally disallows a publicly held corporation a tax deduction for compensation in excess of $1 million per year paid to the five most highly compensated executive officers of the Company (the "Covered Officers"). However, an exception to the deduction limitation of Section 162(m) applies to certain performance-based compensation provided that the plan pursuant to which such compensation will be paid has been approved by stockholders in a separate vote and certain other requirements are met. The Compensation Committee will maintain the discretion to authorize awards under the Stock Plan and other compensation that do not qualify for an exception to the deduction limitation if the Compensation Committee believes it is necessary or appropriate under the circumstances.


CERTAIN AGREEMENTS

     During 1999, each of Messrs. Fellows and Engelman and Ms. Dwyer resigned from their employment with the Company effective November 1, 1999, December 31, 1999 and January 3, 2000, respectively, and entered into separation agreements with the Company. The terms of the separation agreements were principally determined by contractual commitments made to each pursuant to their prior employment agreements. (See "--Employment Agreements and Termination of Employment Arrangements.")

     The Company's review of strategic alternatives resulted in uncertainty for the executive officers of the Company. The Compensation Committee recognized that these circumstances threatened to result in departure or distraction of the executive officers and other key personnel. Because the Compensation Committee considered it essential to retain these executives, the Company entered into employment agreements with Mr. Gehrmann and certain other key employees of the Company and Mr. Nichols' employment agreement with the Company was amended (see "--Employment Agreements and Termination of Employment Arrangements"). By entering into and amending these agreements, the Company's intention was to provide these executives with adequate incentive to remain with the Company.


1999 CHIEF EXECUTIVE OFFICER COMPENSATION


     Since the Company considered Mr. Nugent's recruitment essential to ensure efficient management of the Company's business and the successful execution of the Company's strategy of maximizing shareholder value, the Company entered into an employment agreement with Mr. Nugent to induce him to join the Company (see "--Employment Agreements and Termination of Employment Arrangements").


     In setting Mr. Nugent's compensation in the agreement, the Compensation Committee considered factors such Mr. Nugent's individual experience, his expertise in his prior position, his anticipated contribution to the Company, and the pay practices in effect for chief executive officers. The agreement provides for a base salary of $1,000,000 in effect during 1999 and 2000.


     Beginning in 2000, Mr. Nugent will participate in the Executive Bonus Plan. As discussed above, Mr. Nugent was not eligible for any annual bonus for 1999.


     The Stock Plan awards specified in Mr. Nugent's employment agreement were determined with reference to Mr. Nugent's position in the Company, his individual experience and expertise and his anticipated contribution to the Company. The Compensation Committee's intent is to condition a meaningful portion of Mr. Nugent's total compensation upon Company performance and potential stockholder value.



Respectfully submitted,



Compensation and Stock Plan Committee
Howard Gittis (Chairman)
Donald Drapkin
Morton Janklow
Terry Semel

PERFORMANCE GRAPH


     The following graph compares the cumulative total stockholder return on shares of Class A Common Stock with that of the S&P 500 Index, the S&P Health Care Index, the S&P Household Products Index and the S&P Cosmetics Index. The comparison for each of the periods presented assumes that $100 was invested on February 29, 1996 (the date the Class A Common Stock was priced in connection with the Company's Offering), in shares of Class A Common Stock and the stocks included in the relevant index and that all dividends are reinvested. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.





                               [GRAPHIC OMITTED]





                                        FEB. 29, 1996   DEC. 31, 1996   DEC. 31, 1997   DEC. 31, 1998   DEC. 31, 1999
                                       --------------- --------------- --------------- --------------- --------------
Revlon, Inc. Class A Common Stock.....       $100          $124.48       $147.13          $ 68.23         $ 33.07
S&P 500 Index ........................        100           117.82        157.10           201.99          244.49
S&P Health Care Index ................        100           121.38        177.32           258.30          246.83
S&P Household Products Index .........        100           129.56        182.62           215.60          257.85
S&P Cosmetics Products Index .........        100           136.60        173.09           176.08          149.24

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth as of January 31, 2000 the number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Chief Executive Officers during 1999 and each of the other Named Executive Officers during 1999 and (iv) all directors and executive officers of the Company as a group. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission (the "SEC"), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.




NAME AND ADDRESS                                       AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                    BENEFICIAL OWNERSHIP              PERCENT OF CLASS
-----------------------------------------   -----------------------------------------   -----------------
Ronald O. Perelman ......................   42,800,000 (Class A and Class B)(1)                83.5%
 35 E. 62nd St.
 New York, NY 10021
Donald Drapkin ..........................   12,000 (Class A)(2)                                   *
M. Katherine Dwyer ......................   131,117 (Class A)(3)                                  *
Irwin Engelman ..........................   10,859 (Class A)(4)                                   *
Meyer Feldberg ..........................   0
George Fellows ..........................   384,686 (Class A)(5)                                1.9%
Frank J. Gehrmann .......................   78,697 (Class A)(6)                                   *
Howard Gittis ...........................   15,000 (Class A)                                      *
Morton L. Janklow .......................   0
Vernon E. Jordan ........................   0
Edward J. Landau ........................   100                                                   *
Jerry W. Levin ..........................   451,489 (Class A)(7)                                2.3%
Wade H. Nichols III .....................   119,954 (Class A)(8)                                  *
Jeffrey M. Nugent .......................   0
Linda Gosden Robinson ...................   0
Terry Semel .............................   5,000 (Class A)(9)                                    *
Martha Stewart ..........................   1,000(10)                                             *
All Directors and Executive Officers as a   12,233,240 (Class A)(11)                           61.2%
 Group (14 Persons) .....................   31,250,000 (Class B)                              100.0%

----------
*     Less than one percent.

(1) Mr. Perelman through Mafco Holdings (which through REV Holdings) beneficially owns 11,250,000 shares of Class A Common Stock (representing approximately 56.3% of the outstanding shares of Class A Common Stock) and all of the outstanding 31,250,000 shares of Class B Common Stock, which together represent approximately 83.0% of the outstanding shares of Common Stock and has approximately 97.4% of the combined voting power of the outstanding shares of Common Stock. All of the shares of Common Stock owned by REV Holdings are pledged by REV Holdings to secure obligations, and shares of intermediate holding companies are or may from time to time be pledged to secure obligations of Mafco Holdings or its affiliates. Mr. Perelman also holds an option to acquire 300,000 shares, which option vested on February 12, 1999. The vested option to acquire 300,000 shares together with the Class A and Class B Common Stock owned by Mr. Perelman represents approximately 83.5% of the outstanding shares of Common Stock.


(2) All of such shares are held by trusts for Mr. Drapkin's children and beneficial ownership is disclaimed.

(3) Includes 3,000 shares held directly; 625 shares acquired pursuant to the Company matching under the 401(k) Plan; 1,242 shares that Ms. Dwyer has the right to receive pursuant to the Company matching under the Excess

      Plan; 31,250, 31,250, 18,750 and 45,000 shares which may be acquired under options which vested on January 9, 1998, January 9, 1999, January 8, 1999 and February 28, 1999, respectively.

(4) Includes 10,000 shares owned jointly by Mr. Engelman's wife and 859 shares acquired pursuant to the Company matching under the Excess Plan.

(5) Includes 8,000 shares held directly; 314 shares acquired pursuant to the Company matching under the 401(k) Plan; 1,372 shares that Mr. Fellows has the right to receive pursuant to the Company matching under the Excess Plan; 42,500, 42,500, 120,000 and 170,000 shares which may be acquired under options which vested on January 9, 1999, January 9, 2000, February 28, 1999 and February 12, 2000, respectively.

(6) Includes 3,000 shares owned jointly by Mr. Gehrmann's wife; 578 shares acquired pursuant to the Company matching under the 401(k) Plan; 1,119 shares that Mr. Gehrmann has the right to receive pursuant to the Company matching under the Excess Plan; 2,500, 2,500, 2,500, 2,500, 3,000, 3,000,
      3,000, 7,500, 7,500 and 40,000 shares which may be acquired under options which vested on February 28, 1997, February 28, 1998, February 28, 1999, February 28, 2000, January 9, 1998, January 9, 1999, January 9, 2000, January 8, 1999, January 8, 2000 and February 12, 2000, respectively.

(7) Includes 25,000 shares held directly by Mr. Levin; 1,000 shares owned by Mr. Levin's daughter as to which beneficial ownership is disclaimed; 129 shares acquired pursuant to the Company matching under the 401(k) Plan; 360 shares that Mr. Levin has the right to receive pursuant to the Company matching under the Excess Plan; 42,500, 42,500, 42,500, 42,500, 42,500, 42,500 and 170,000 shares which may be acquired under options which vested on January 9, 1998, January 9, 1999, January 9, 2000, January 8, 1999, January 8, 2000, March 2, 1999 and February 28, 1999, respectively.

(8) Includes 5,400 shares held directly; 568 shares acquired pursuant to the Company matching under the 401(k) Plan; 1,486 shares that Mr. Nichols has the right to receive pursuant to the Company matching under the Excess Plan; 7,500, 7,500, 7,500, 10,000, 10,000, 30,000 and 40,000 shares which may be acquired under options which vested on January 9, 1998, January 9, 1999, January 9, 2000, January 8, 1999, January 8, 2000, February 28, 1999 and February 12, 2000, respectively.

(9) Includes 2,000 shares owned by Mr. Semel's children as to which beneficial ownership is disclaimed and 3,000 shares owned jointly by Mr. Semel's wife.

(10) Includes 500 shares owned directly and 500 shares owned indirectly by the Martha Stewart Inc. Defined Benefit Pension Plan.

(11) Includes only shares held by persons who were directors and executive officers of the Company as of January 31, 2000.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MacAndrews & Forbes beneficially owns shares of Common Stock having approximately 97.4% of the combined voting power of the outstanding shares of Common Stock. As a result, MacAndrews & Forbes is able to elect the entire Board of Directors of the Company and control the vote on all matters submitted to a vote of the Company's stockholders. MacAndrews & Forbes is wholly owned by Ronald O. Perelman, who is Chairman of the Board of Directors of the Company.


TRANSFER AGREEMENTS

     In June 1992, Revlon, Inc. and Products Corporation entered into an asset transfer agreement with Holdings and certain of its wholly owned subsidiaries (the "Asset Transfer Agreement"), and Revlon, Inc. and Products Corporation entered into a real property asset transfer agreement with Holdings (the "Real Property Transfer Agreement" and, together with the Asset Transfer Agreement, the "Transfer Agreements"), and pursuant to such agreements, on June 24, 1992 Holdings transferred assets to Products Corporation and Products Corporation assumed all the liabilities of Holdings, other than certain specifically excluded assets and liabilities (the liabilities excluded are referred to as the "Excluded Liabilities"). Certain consumer products lines sold in demonstrator assisted distribution channels considered not integral to the Company's business and which historically had not been profitable (the "Retained Brands") and certain of the assets and liabilities were retained by Holdings. Holdings agreed to indemnify Revlon, Inc. and Products Corporation against losses arising from the Excluded Liabilities, and Revlon, Inc. and Products Corporation agreed to indemnify Holdings against losses arising from the liabilities assumed by Products Corporation. The amount reimbursed by Holdings to Products Corporation for the Excluded Liabilities for 1999 was $0.5 million.


OPERATING SERVICES AGREEMENT

     In June 1992, Revlon, Inc., Products Corporation and Holdings entered into an operating services agreement (as amended and restated, and as subsequently amended, the "Operating Services Agreement") pursuant to which Products Corporation has manufactured, marketed, distributed, warehoused and administered, including the collection of accounts receivable, the Retained Brands for Holdings. Pursuant to the Operating Services Agreement, Products Corporation was reimbursed an amount equal to all of its and Revlon, Inc.'s direct and indirect costs incurred in connection with furnishing such services, net of the amounts collected by Products Corporation with respect to the Retained Brands, payable quarterly. There were no amounts reimbursed by Holdings to Products Corporation for such direct and indirect costs for 1999.


REIMBURSEMENT AGREEMENTS

     Revlon, Inc., Products Corporation and MacAndrews Holdings have entered into reimbursement agreements (the "Reimbursement Agreements") pursuant to which (i) MacAndrews Holdings is obligated to provide (directly or through affiliates) certain professional and administrative services, including employees, to Revlon, Inc. and its subsidiaries, including Products Corporation, and purchase services from third party providers, such as insurance and legal and accounting services, on behalf of Revlon, Inc. and its subsidiaries, including Products Corporation, to the extent requested by Products Corporation, and (ii) Products Corporation is obligated to provide certain professional and administrative services, including employees, to MacAndrews Holdings (and its affiliates) and purchase services from third party providers, such as insurance and legal and accounting services, on behalf of MacAndrews Holdings (and its affiliates) to the extent requested by MacAndrews Holdings, provided that in each case the performance of such services does not cause an unreasonable burden to MacAndrews Holdings or Products Corporation, as the case may be. The Company reimburses MacAndrews Holdings for the allocable costs of the services purchased for or provided to the Company and its subsidiaries and for reasonable out-of-pocket expenses incurred in connection with the provision of such services. MacAndrews Holdings (or such affiliates) reimburses the Company for the allocable costs of the services purchased for or provided to MacAndrews Holdings (or such affiliates) and for the reasonable out-of-pocket expenses incurred in connection with the purchase or provision of such services. The net amount reimbursed by MacAndrews Holdings to the Company for the services provided under the Reimbursement Agreements for 1999 was $0.5 million. Each of Revlon, Inc. and Products Corporation, on the one hand, and MacAndrews Holdings, on the other, has agreed to indemnify the other party for losses arising out of the provision of services by it under the Reimbursement Agreements other than losses resulting from its willful misconduct or gross negligence. The Reimbursement Agreements may be terminated by either party on 90 days' notice. The Company does not intend to request services under the Reimbursement Agreements unless their costs would be at least as favorable to the Company as could be obtained from unaffiliated third parties.


TAX SHARING AGREEMENT

     Revlon, Inc., for federal income tax purposes, is included in the affiliated group of which Mafco Holdings is the common parent, and Revlon, Inc.'s federal taxable income and loss is included in such group's consolidated tax return filed by Mafco Holdings. Revlon, Inc. also may be included in certain state and local tax returns of Mafco Holdings or its subsidiaries. In June 1992, Holdings, Revlon, Inc. and certain of its subsidiaries, and Mafco Holdings entered into a tax sharing agreement (as subsequently amended, the "Tax Sharing Agreement"), pursuant to which Mafco Holdings has agreed to indemnify Revlon, Inc. against federal, state or local income tax liabilities of the consolidated or combined group of which Mafco Holdings (or a subsidiary of Mafco Holdings other than Revlon, Inc. or its subsidiaries) is the common parent for taxable periods beginning on or after January 1, 1992 during which Revlon, Inc.

or a subsidiary of Revlon, Inc. is a member of such group. Pursuant to the Tax Sharing Agreement, for all taxable periods beginning on or after January 1, 1992, Revlon, Inc. will pay to Holdings amounts equal to the taxes that Revlon, Inc. would otherwise have to pay if it were to file separate federal, state or local income tax returns (including any amounts determined to be due as a result of a redetermination arising from an audit or otherwise of the consolidated or combined tax liability relating to any such period which is attributable to Revlon, Inc.), except that Revlon, Inc. will not be entitled to carry back any losses to taxable periods ending prior to January 1, 1992. No payments are required by Revlon, Inc. if and to the extent Products Corporation is prohibited under the Credit Agreement from making tax sharing payments to Revlon, Inc. The Credit Agreement prohibits Products Corporation from making such tax sharing payments other than in respect of state and local income taxes. Since the payments to be made under the Tax Sharing Agreement will be determined by the amount of taxes that Revlon, Inc. would otherwise have to pay if it were to file separate federal, state or local income tax returns, the Tax Sharing Agreement will benefit Mafco Holdings to the extent Mafco Holdings can offset the taxable income generated by Revlon, Inc. against losses and tax credits generated by Mafco Holdings and its other subsidiaries. There were no cash payments in respect of federal taxes made by Revlon, Inc. pursuant to the Tax Sharing Agreement for 1999.


REGISTRATION RIGHTS AGREEMENT

     Prior to the consummation of the Offering, Revlon, Inc. and Revlon Worldwide Corporation (subsequently merged into REV Holdings), the then direct parent of Revlon, Inc., entered into the Registration Rights Agreement pursuant to which REV Holdings and certain transferees of Revlon, Inc.'s Common Stock held by REV Holdings (the "Holders") have the right to require Revlon, Inc. to register all or part of the Class A Common Stock owned by such Holders and the Class A Common Stock issuable upon conversion of Revlon, Inc.'s Class B Common Stock owned by such Holders under the Securities Act of 1933, as amended (the "Securities Act") (a "Demand Registration"); provided that Revlon, Inc. may postpone giving effect to a Demand Registration up to a period of 30 days if Revlon, Inc. believes such registration might have a material adverse effect on any plan or proposal by Revlon, Inc. with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or if Revlon, Inc. is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to Revlon, Inc. In addition, the Holders have the right to participate in registrations by Revlon, Inc. of its Class A Common Stock (a "Piggyback Registration"). The Holders will pay all out-of-pocket expenses incurred in connection with any Demand Registration. Revlon, Inc. will pay any expenses incurred in connection with a Piggyback Registration, except for underwriting discounts, commissions and expenses attributable to the shares of Class A Common Stock sold by such Holders.


OTHER

     Pursuant to a lease dated April 2, 1993 (the "Edison Lease"), Holdings leased to Products Corporation the Edison research and development facility for a term of up to 10 years with an annual rent of $1.4 million and certain shared operating expenses payable by Products Corporation which, together with the annual rent, were not to exceed $2.0 million per year. In August 1998, Holdings sold the Edison facility to an unrelated third party, which assumed substantially all liability for environmental claims and compliance costs relating to the Edison facility, and in connection with the sale Products Corporation terminated the Edison Lease and entered into a new lease with the new owner. Holdings agreed to indemnify Products Corporation to the extent rent under the new lease exceeds rent that would have been payable under the terminated Edison Lease had it not been terminated. The net amount reimbursed by Holdings to Products Corporation with respect to the Edison facility for 1999 was $0.2 million.

     During 1999, Products Corporation leased certain facilities to MacAndrews & Forbes or its affiliates pursuant to occupancy agreements and leases. These included space at Products Corporation's New York headquarters and at Products Corporation's offices in London. The rent paid to Products Corporation for 1999 was $1.1 million.

     Products Corporation's Credit Agreement is supported by, among other things, guarantees from Holdings and certain of its subsidiaries. The obligations under such guarantees are secured by, among other things, the capital stock and certain assets of certain subsidiaries of Holdings.


     Products Corporation borrows funds from its affiliates from time to time to supplement its working capital borrowings. No such borrowings were outstanding as of December 31, 1999. The interest rates for such borrowings are more favorable to Products Corporation than interest rates under the Credit Agreement and, for borrowings occurring prior to the execution of the Credit Agreement, the credit facilities in effect at the time of such borrowing. The amount of interest paid by Products Corporation for such borrowings for 1999 was $0.5 million.


     During 1998, the Company made advances of $0.25 million, $0.3 million and $0.4 million to Mr. Fellows, Ms. Dwyer, and Mr. Levin, respectively, which advances were repaid in 1999.


     During 1999, the Company made an advance of $0.4 million to Mr. Nugent.


     During 1999, a company that was an affiliate of the Company during part of 1999 assembled lipstick cases for Products Corporation. Products Corporation paid approximately $0.1 million for such services in 1999.


     During 1999, Products Corporation made payments of $0.1 million to a fitness center, an interest in which is owned by members of Mr. Drapkin's immediate family, for discounted health club dues for an executive health program of Products Corporation.


     The law firm of which Mr. Jordan is Of Counsel provided legal services to Revlon, Inc. and its subsidiaries during 1999, and it is anticipated that it will provide legal services to Revlon, Inc. and its subsidiaries during 2000.


                            ADDITIONAL INFORMATION


     THE COMPANY WILL MAKE AVAILABLE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AND ANY QUARTERLY REPORTS ON FORM 10-Q FILED THEREAFTER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO ROBERT K. KRETZMAN, CORPORATE SECRETARY, REVLON, INC., 625 MADISON AVENUE, NEW YORK, NEW YORK 10022. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, MARCH 8, 2000, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SHARES OF COMMON STOCK ENTITLED TO VOTE.


     In order to ensure timely delivery of such documents prior to the Annual Meeting, any request should be received by the Company promptly.


     Stockholders who are not stockholders of record who wish to attend the Annual Meeting should bring written evidence of beneficial ownership of the Common Stock to the Annual Meeting.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT


     The Company's executive officers, directors and 10% stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the SEC and the NYSE. Copies of these reports also must be furnished to the Company.


     Based solely upon a review of copies of such reports furnished to the Company through the date hereof and written representations that no other reports were required, the Company believes that all filing requirements applicable to its executive officers, directors and 10% holders were complied with during 1999.

                             STOCKHOLDER PROPOSALS


     Under the rules and regulations of the SEC as currently in effect, any holder of at least one percent or $2,000 in market value of shares of Common Stock held for at least one year who desires to have a proposal presented in the Company's proxy material for use in connection with the Annual Meeting of Stockholders to be held in 2000 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates on which the securities were acquired and documentary support for a claim of beneficial ownership) in writing by certified mail--return receipt requested to the Secretary of the Company at Revlon, Inc., 625 Madison Avenue, New York, New York 10022. Proposals of stockholders intended to be presented in the Company's proxy material for use in connection with the Annual Meeting of Stockholders to be held in 2001 must be received by the Secretary of the Company not later than December 3, 2000.


     On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the first anniversary date of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.


     With respect to the Company's Annual Meeting of Stockholders to be held in 2001, if the Company is not provided notice of a shareholder proposal, which proposal has not been submitted for inclusion in the Company's proxy statement in a timely manner, by February 19, 2001, the Company will be permitted to use its voting authority as outlined above.


     Additionally, holders of shares of Common Stock desiring to have proposals submitted for consideration at future meetings of the stockholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.


                                OTHER BUSINESS


     Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of Common Stock they represent in accordance with their best judgment.


New York, New York
April 3, 2000                             By Order of the Board of Directors




                                                    Robert K. Kretzman
                                                    Senior Vice President,
                                                    General Counsel
                                                    and Secretary

                                                                      APPENDIX A


                          REVLON EXECUTIVE BONUS PLAN
                  (AMENDED AND RESTATED AS OF MARCH 1, 2000)


I.   OBJECTIVES


     This Executive Bonus Plan (the "Plan") for Revlon, Inc. ("Revlon") and its participating affiliates (collectively, the "Company") is intended to provide an annual cash incentive program which will:


     o reinforce the Company's Strategic Principles and goals and each eligible individual's role in achieving them;


     o attract, retain, and motivate the executive human resources necessary to operate the Company;


     o encourage improved profitability, return on investment, and growth of the Company;


     o enhance the major values of the Company -- innovation, quality, growth, teamwork, and satisfied customers and consumers;


     o  reflect the Company's commitment to pay for performance; and


     o in the case of Covered Employees as defined in Treasury Regulation 1.162-27(c)(2) (or successors thereto), be directly related to the performance results of the Company and contingent upon the achievement of certain corporate goals.


II.  ADMINISTRATION OF THE PLAN


     The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of Revlon from among its members and shall be comprised, unless otherwise determined by the Board of Directors, of not less than two members who shall be "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").


     The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include authority (within the limitations described herein) to assign Participation Levels (described more fully in Section
     IV), to determine Business Objectives and Personal Performance Objectives (described more fully in Section V), to determine whether such Objectives have been met, to determine whether an award will be paid out as described in Section VI or deferred, and to determine whether an award should be reduced or eliminated.


     The Committee shall have full power and authority to construe, administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee may at any time amend, modify, suspend or terminate such rules, regulations, agreements, guidelines or instruments. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, Revlon stockholders and any participant under the Plan.


     Except as with respect to a Covered Employee, the Committee may delegate all or a portion of its administrative duties under the Plan to such officers or other employees of the Company as it shall determine. With respect to a Covered Employee, the Committee may not delegate any of its administrative duties under the Plan.


     The Plan Year shall mean the calendar year.

III. ELIGIBILITY


     (1) Executives whose positions are classified in salary grades 9 and above of the Company's exempt salary program, and (2) general managers and above and other key executives of the Company's operations outside the United States are eligible for participation in the Plan. No eligible executive may be a participant in the Plan unless he or she shall have signed Revlon's Employee Agreement as to Confidentiality and Non-Competition (as the same may be amended from time to time by the Company).


IV.  PARTICIPATION LEVELS/TARGET AWARDS


     All participants will be assigned a Participation Level which will determine their Target Award. The Target Award is the Bonus Award, expressed as a percent of base salary. Target Awards shall be payable provided that certain threshold, target and maximum Objectives established by the Committee pursuant to Plan sections VI A and B are met. Base salary earned during the Plan Year will be used in calculating Bonus Awards under the Plan.


     The maximum award payable with respect to any Plan Year to any individual participant is 200% of the Target Award, not to exceed the lesser of 100% of base salary earnings or $2,000,000.


     Except where required to be determined by the Committee, Participation Levels are generally based on an individual's grade level, reporting level, and the impact the position has on the organization's results. Each participant's Participation Level will be communicated to him/her at the time Objectives are set for the Plan Year and any other time during the Plan Year, as needed.


V.   BUSINESS AND PERSONAL PERFORMANCE OBJECTIVES


     For each Plan Year, the annual Objectives shall be determined by the Committee in writing, by resolution of the Committee or other appropriate action, not later than 90 days after commencement of such Plan Year, and each such Objective shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the applicable participant if such Objective is obtained; provided, however, that if an individual becomes eligible to participate during a Plan Year and after such 90 day period, that individual's Objectives may be determined by the Committee in writing, by resolution of the Committee or other appropriate action, before no more than 25% of the period of service to which the Objectives relate has elapsed. The Committee shall determine the portion of the Target Award assigned to Business Objectives and Personal Objectives.


     A. BUSINESS OBJECTIVES


        The Business Objectives to which a Bonus Award relates ("Business Objectives") shall be based on one or more of the following objective business performance factors, as it/they apply to the Company or a business unit of Revlon and/or an Affiliate(s): stock price; fair market value; book value; market share; earnings per share; cash flow; return on equity, assets, capital or investment; net income; operating profit or income; operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs; net sales growth; expense targets; working capital targets relating to inventory and/or accounts receivable; operating margin; productivity improvement; cost or expenses; planning accuracy (as measured by comparing planned results to actual results); customer satisfaction based on market share; and implementation or completion of critical projects or processes.


        In the Committee's discretion, Business Objectives (other than with respect to Covered Employees) may be developed by each Group Head and approved by the Executive Vice President, Chief Financial Officer of Revlon and the President and CEO of Revlon, subject to final review and approval by the Committee.

        Once established, the Committee may not have discretion to increase the amount payable under such Award, provided, however, that whether or not a Bonus Award is intended to constitute qualified performance based compensation within the meaning of Code section 162(m), the Committee shall make appropriate adjustments in Business Objectives to reflect the impact of extraordinary items not reflected in such Objectives. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company,
        (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, all determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Code
        Section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. Notwithstanding the attainment by the Covered Employee of the applicable Business Objective(s), the Committee has the discretion to reduce, prior to certification of such Objective(s), some or all of the Section 162(m) Bonus Award that otherwise would be paid.


        Each Bonus Award shall specify the Business Objectives to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula of determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the Business Objectives.


     B. PERSONAL PERFORMANCE OBJECTIVES


        This portion of the Bonus Award will be based on Personal Performance Objectives which are specific to each individual, such as human resource management, advertising, account penetration, new product development, etc. A maximum of five to seven Personal Performance Objectives will be established each year with appropriate standards of performance.


        In the Committee's discretion, Personal Performance Objectives (other than with respect to Covered Employees) may be developed by each participant's Department Head, approved by the Group Head and reviewed with the participant.


        In no event shall any portion of a Section 162(m) Bonus Award made to a Covered Employee be determined under this subsection B.


VI.  ACTUAL BONUS AWARDS


     Actual Bonus Awards will be determined for each participant based on the degree to which the participant's Business Objectives and Personal Performance Objectives are achieved. The earned award for the achievement of Business Objectives will be added to the earned award for the achievement of Personal Performance Objectives to determine a participant's total Bonus Award earned under the Plan, subject to the maximums provided for in Section IV.


     A. BUSINESS OBJECTIVES


        Bonuses earned under this portion of the Plan will be based on achievement against each Business Objective's target in accordance with its assigned weight. Proportionate awards will be earned for achievement between the threshold, target, and maximum Objectives.

     B. PERSONAL PERFORMANCE OBJECTIVES

        Bonuses earned under this portion of the Plan will be based on each participant's performance against Personal Performance Objectives in accordance with its assigned weight. Proportionate awards will be earned for achievement between the threshold, target, and maximum Objectives. Based on criteria established at the beginning of the year by the President and CEO of Revlon, participants may earn up to 200% of their personal performance target award.


VII. SECTION 162(M) BONUS AWARDS

     The Committee may designate any particular Bonus Award as being a "Section 162(m) Bonus Award"; provided that any Bonus Award so designated will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

      1. No Section 162(m) Bonus Award may be paid unless and until the stockholders of the Company have approved the Plan in a manner which complies with the stockholder approval requirements of Section 162(m) of the Code.

      2. A Section 162(m) Bonus Award may be made by a minimum of two members of the Committee, each of whom must be an "outside director" (within the meaning of Section 162(m) of the Code).

      3. The performance goals to which a Section 162(m) Bonus Award is subject must be based on Business Objectives in accordance with plan section V.A. Such Business Objectives, and the Bonus Award payable on attainment thereof, must be established by the Committee within the time limits required in order for the Section 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

      4. No Section 162(m) Bonus Award may be paid until the Committee has certified the appropriate level of attainment of the applicable Business Objectives.

      5. The maximum amount of a Section 162(m) Bonus Award is $2,000,000.


VIII. CORPORATE/GROUP BUSINESS OBJECTIVES

     Without limiting in any way the Committee's discretion to establish Bonus Awards, it is expected that targeted Business Objectives for participants should include Corporate/Group/Division performance factors to the extent applicable, in order to foster each executive's commitment to teamwork and sharing in the Company's overall success.


IX.  MISCELLANEOUS

     In the event of a change of assignment or transfer prior to October 31 of the Plan year, the participant's Bonus Award will be calculated for each position on a pro-rated basis. Similarly, an executive who is newly hired or who joins the Plan after the start of the Plan year, and prior to October 31, will be eligible for a pro-rated Bonus Award based on the percentage of the Plan year actually worked while a participant.

     Bonus Awards will be distributed on or about March 31 following the applicable Plan Year. Bonus Awards will not be paid to a participant who does not remain actively employed by the Company through the date Bonus Awards are distributed except that, in the sole discretion of the President and CEO of Revlon:

     (a) an executive whose employment terminates due to death, disability, or retirement at any time after the start of a Plan year, or

     (b) an executive whose employment is terminated by the Company otherwise than for "good reason" (as defined in the Revlon Executive Severance Policy) or other like cause at any time after June 30 of a Plan year, may receive a Bonus Award, pro-rated if appropriate, based on the number of months of active employment during the Plan year. The aforedescribed exception shall not be applicable to Section 162(m) Bonus Awards.

     The Plan shall be unfunded. The Company shall not be required to establish any special segregation of assets to assure the payment of Bonus Awards.


     The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


     The Company shall have the right to deduct from Bonus Awards paid any taxes or other amounts required by law to be withheld.


     Participation in the Plan shall not confer upon any participant any rights to continue in the employ of the Company, limit in any way a participant's right or the right of the Company to terminate a participant's employment at any time, or confer upon any participant any claim to receive a Bonus Award other than as provided in the Plan, and no participant's rights under the Plan may be assigned, attached, pledged or alienated by operation of law or otherwise.


     The Committee reserves the right to revise or terminate the Plan at any time during or after a Plan performance period. The President and CEO of Revlon, at his discretion, may also make exceptions to this Plan, other than in the case of Covered Employees.

--------------------------------------------------------------------------------

                                  REVLON, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2000

     The undersigned hereby appoints Wade H. Nichols and Robert K. Kretzman, as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. (the "Company") held of record by the undersigned at the close of business on March 8, 2000, at the Annual Meeting of Stockholders to be held on May 4, 2000 or any adjournment thereof.


                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                                  REVLON, INC.
                              CLASS A COMMON STOCK

                                  MAY 4, 2000


                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                        WITHHOLD
                                        AUTHORITY
                                   to vote for all nominees
                         FOR            listed at right
1. ELECTION OF           [ ]                [ ]
   DIRECTORS

FOR all nominees listed
(except as marked to the contrary below):


-----------------------------------------------------

NOMINEES:  Ronald O. Perelman
           Donald G. Drapkin
           Meyer Feldberg
           Howard Gittis
           Vernon E. Jordan
           Edward J. Landau
           Jerry W. Levin
           Jeffrey M. Nugent
           Linda Gosden Robinson
           Terry Semel
           Martha Stewart

                                                         FOR   AGAINST   ABSTAIN
2. Proposal to approve the Revlon, Inc. Amended and      [ ]     [ ]       [ ]
   Restated Executive Bonus Plan.

3. Proposal to ratify the selection of KPMG LLP to       [ ]     [ ]       [ ]
   serve as the Company's independent accountants for fiscal 2000.

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELEVEN NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURES:                                       Date:                    ,2000
           --------------------------------------      --------------------

NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  REVLON, INC.

            PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2000
 FOR REVLON EMPLOYEES' SAVINGS, INVESTMENT AND PROFIT SHARING PLAN PARTICIPANTS

     The undersigned hereby appoints Wade H. Nichols and Robert K. Kretzman, as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. (the "Company") held of record by the undersigned at the close of business on March 8, 2000, at the Annual Meeting of Stockholders to be held on May 4, 2000 or any adjournment thereof.


                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                                  REVLON, INC.

        PROXY CARD FOR EMPLOYEES' SAVINGS, INVESTMENT AND PROFIT SHARING
                                PLAN PARTICIPANTS

                                  MAY 4, 2000


                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                        WITHHOLD
                                        AUTHORITY
                                   to vote for all nominees
                         FOR            listed at right
1. ELECTION OF           [ ]                [ ]
   DIRECTORS

FOR all nominees listed
(except as marked to the contrary below):


-----------------------------------------------------

NOMINEES:  Ronald O. Perelman
           Donald G. Drapkin
           Meyer Feldberg
           Howard Gittis
           Vernon E. Jordan
           Edward J. Landau
           Jerry W. Levin
           Jeffrey M. Nugent
           Linda Gosden Robinson
           Terry Semel
           Martha Stewart

                                                         FOR   AGAINST   ABSTAIN
2. Proposal to approve the Revlon, Inc. Amended and      [ ]     [ ]       [ ]
   Restated Executive Bonus Plan.

3. Proposal to ratify the selection of KPMG LLP to       [ ]     [ ]       [ ]
   serve as the Company's independent accountants for fiscal 2000.

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELEVEN NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURES:                                       Date:                    ,2000
           --------------------------------------      --------------------

NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  REVLON, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2000

     The undersigned hereby appoints Wade H. Nichols and Robert K. Kretzman, as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this card, all shares of Class B Common Stock of Revlon, Inc. (the "Company") held of record by the undersigned at the close of business on March 8, 2000, at the Annual Meeting of Stockholders to be held on May 4, 2000 or any adjournment thereof.


                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                                  REVLON, INC.
                              CLASS B COMMON STOCK

                                  MAY 4, 2000


                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                        WITHHOLD
                                        AUTHORITY
                                   to vote for all nominees
                         FOR            listed at right
1. ELECTION OF           [ ]                [ ]
   DIRECTORS

FOR all nominees listed
(except as marked to the contrary below):


-----------------------------------------------------

NOMINEES:  Ronald O. Perelman
           Donald G. Drapkin
           Meyer Feldberg
           Howard Gittis
           Vernon E. Jordan
           Edward J. Landau
           Jerry W. Levin
           Jeffrey M. Nugent
           Linda Gosden Robinson
           Terry Semel
           Martha Stewart

                                                         FOR   AGAINST   ABSTAIN
2. Proposal to approve the Revlon, Inc. Amended and      [ ]     [ ]       [ ]
   Restated Executive Bonus Plan.

3. Proposal to ratify the selection of KPMG LLP to       [ ]     [ ]       [ ]
   serve as the Company's independent accountants for fiscal 2000.

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELEVEN NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURES:                                       Date:                    ,2000
           --------------------------------------      --------------------

NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon.)

--------------------------------------------------------------------------------